SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): July 19, 2005


                         Commission file number 0-14061


                             STEEL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

           Kentucky                                             61-0712014
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                 15415 Shelbyville Road, Louisville, KY   40245
               (Address of principal executive offices) (Zip Code)

                                 (502) 245-2110
              (Registrant's telephone number, including area code)

                                 Not applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 19, 2005, Steel Technologies Inc. issued a press release announcing its financial results for the third quarter ended June 30, 2005. A copy of the press release is attached hereto as Exhibit 99.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of this section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.



Item 9.01  Financial Statements and Exhibits

(c)      Exhibits

         Exhibit No.                    Description of Exhibit

             99 Press release issued by Steel Technologies on July 19, 2005, regarding the financial results for the third quarter ended June 30, 2005


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
(Registrant)







  By      /s/ Joseph P. Bellino
          -----------------------------
          Joseph P. Bellino
          Chief Financial Officer
          (Principal Financial and Chief Accounting Officer)




Dated July 19, 2005

                                   EXHIBIT 99


                                  NEWS RELEASE


Contact: Bradford T. Ray                    Joseph P. Bellino
         Chief Executive Officer            Chief Financial Officer
         502/245-2110                       502/245-2110





          STEEL TECHNOLOGIES REPORTS THIRD-QUARTER, NINE-MONTH RESULTS
                                  ------------
     Third Quarter Net Income Totals $5.7 Million or $0.43 Per Diluted Share


LOUISVILLE, Ky. (July 19, 2005) - Steel Technologies Inc. (NASDAQ/NM: STTX) today reported results for the third quarter and nine months ended June 30, 2005. For the three months ended June 30, 2005, sales increased 10.5% to $256.4 million from $232.0 million for the same period a year ago. Net income for the quarter was $5.7 million or $0.43 per diluted share compared with net income of $10.5 million or $ 0.81 per diluted share in the year-earlier quarter.

     For the first nine months of fiscal 2005, sales rose 46% to a record $797.4 million from $547.7 million for the same period last year. Year-to-date net income for fiscal 2005 increased to a record $35.5 million or $2.71 per diluted share from $19.8 million or $1.80 per diluted share in the first nine months of fiscal 2004, on approximately 19% more weighted average diluted shares outstanding, which resulted from the Company's secondary stock offering of 2.9 million shares in March 2004.

     "Although this quarter's earnings were solid by historic measures, they were down from the peak market conditions of 2004," said Bradford T. Ray, Chairman and Chief Executive Officer. "As we indicated in our recent press release, during the latter part of the quarter, reduced demand for flat-rolled steel and softer market prices resulted in lower operating margins. Based on the current declining price environment, we expect margin pressure to persist over the next couple of months but anticipate more normalized conditions to develop by September into October.

     "Our Mi-Tech Steel joint venture continued to experience substantial growth, adding to our earnings stream during the third quarter with a sales increase of 37% over year-earlier levels," Ray added.

                                     -MORE-

STTX Reports Third Quarter Results
Page 2
July 19, 2005

     "As we work through these short-term market dynamics, we remain committed to building on our strong customer relationships by continuing to expand the value we bring to the supply chain though our North American platform," Ray concluded.

     A live broadcast of Steel Technologies' conference call will begin at 10:00 a.m. Eastern Time today. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue through August 19, 2005. A link to this event will be available at the Company's website.

     Steel Technologies processes flat-rolled steel to specific thickness, width, temper, finish and shape requirements for automotive, appliance, lawn and garden, office furniture, agriculture, railcar, construction, hardware, and consumer goods. The Company has 20 facilities, including its joint-venture operations, located throughout the United States and Mexico. More information about the Company may be found on the World Wide Web at www.steeltechnologies.com.

     Statements contained in this release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (contained in the Company's SEC filings), which could cause actual results to differ materially from those projected. SEC filings may be obtained from the SEC or by contacting the Company.

                                     -MORE-

STTX Reports Third Quarter Results
Page 3
July 19, 2005

                         STEEL TECHNOLOGIES INC.
                  Condensed Consolidated Balance Sheets

                                                       June 30      September 30
(In thousands)                                           2005           2004
--------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents ...................      $  17,878       $   2,273
   Trade accounts receivable, net ..............        113,417         123,546
   Inventories .................................        155,327         178,490
   Deferred income taxes .......................          2,507           2,471
   Prepaid expenses and other assets ...........          5,313           5,629
                                                      ---------       ---------
      Total current assets .....................        294,442         312,409

Property, plant and equipment, net .............        112,060         108,593

Investments in and advances to
   unconsolidated affiliates ...................         24,242          22,312

Goodwill .......................................         18,148          18,148

Other assets ...................................          2,583           1,544
                                                      ---------       ---------
                                                      $ 451,475       $ 463,006
                                                      =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ............................      $  44,803       $  90,859
   Accrued liabilities .........................         15,505          14,901
   Income taxes payable ........................          2,269           6,278
   Long-term debt due within one year ..........            -               -
                                                      ---------       ---------
      Total current liabilities ................         62,577         112,038

Long-term debt .................................        117,000         114,000
Deferred income taxes ..........................         17,289          18,295
Other long-term liabilities ....................          1,329             424
                                                      ---------       ---------
      Total liabilities ........................        198,195         244,757
                                                      ---------       ---------
Commitments and contingencies

 Shareholders' equity:
   Preferred stock .............................            -               -
   Common stock.................................         70,586          69,466
   Treasury stock...............................        (24,465)        (24,238)
   Additional paid-in capital ..................          5,214           5,170
   Retained earnings ...........................        206,345         174,025
   Accumulated other comprehensive loss ........         (4,400)         (6,174)
                                                      ---------       ---------
     Total shareholders' equity ................        253,280         218,249
                                                      ---------       ---------
                                                      $ 451,475       $ 463,006
                                                      =========       =========




                                     -MORE-

STTX Reports Third Quarter Results
Page 4
July 19, 2005

                             STEEL TECHNOLOGIES INC.
                   Condensed Consolidated Statements of Income

(Amounts in thousands,                 Three Months Ended     Nine Months Ended
except per share results)                    June 30              June 30
--------------------------------------------------------------------------------
                                        2005       2004       2005       2004
                                      ------------------------------------------
Sales ................................ $256,432   $232,041   $797,406   $547,672
Cost of goods sold ...................  237,600    205,632    714,438    490,910
                                       --------   --------   --------  --------
      Gross profit ...................   18,832     26,409     82,968     56,762

Selling, general and
   administrative expenses ...........    9,699      9,284     29,444     24,374
Equity in net income of
   unconsolidated affiliates .........      780        764      3,997      1,933
                                       --------   --------   --------   --------
   Operating income ..................    9,913     17,889     57,521     34,321

Interest expense, net ................    1,173      1,034      3,682      3,093
(Gain)loss on disposals/writeoffs of
   property, plant and equipment .....       (7)         8        (25)        20
                                       --------   --------   --------   --------
   Income before income taxes ........    8,747     16,847     53,864     31,208

Provision for income taxes ...........    3,076      6,310     18,322     11,371
                                       --------   --------   --------   --------
   Net income ........................ $  5,671   $ 10,537   $ 35,542   $ 19,837
                                       ========   ========   ========   ========

Diluted weighted average number of
   common shares outstanding .........   13,093     13,029     13,095     11,031
                                       ========   ========   ========   ========

Diluted earnings per common share .... $   0.43   $   0.81   $   2.71   $   1.80
                                       ========   ========   ========   ========

Basic weighted average number of
   common shares outstanding .........   12,922     12,743     12,884     10,782
                                       ========   ========   ========   ========

Basic earnings per common share ...... $   0.44   $   0.83   $   2.76   $   1.84
                                       ========   ========   ========   ========

Cash dividends per common share ...... $   0.15   $   0.10   $   0.25   $   0.20
                                       ========   ========   ========   ========



                                      -END-